                                                                    EXHIBIT 99.2

                            ROCKVILLE FINANCIAL, INC.

                                   CONVERSION

                                    VALUATION

                                    APPRAISAL

                                DECEMBER 3, 2004

                                Table of Contents
                            Rockville Financial, Inc.
                             Rockville, Connecticut

TABLE OF CONTENTS                                                                I
----------------------------------------------------------------------------------

INTRODUCTION                                                                     1
----------------------------------------------------------------------------------

1.  OVERVIEW AND FINANCIAL ANALYSIS                                              4
----------------------------------------------------------------------------------
    GENERAL OVERVIEW                                                             4
    HISTORY                                                                      5
    STRATEGIC DIRECTION                                                          6
    BALANCE SHEET TRENDS                                                         7
    LOAN PORTFOLIO                                                               9
    INVESTMENTS                                                                 12
    INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                  13
    ASSET QUALITY                                                               14
    FUNDING COMPOSITION                                                         17
    ASSET/LIABILITY MANAGEMENT                                                  19
    NET WORTH AND CAPITAL                                                       20
    INCOME AND EXPENSE TRENDS                                                   21
    LEGAL PROCEEDINGS                                                           26
    SUBSIDIARIES                                                                26

2.  MARKET AREA ANALYSIS                                                        27
----------------------------------------------------------------------------------

3.  COMPARISONS WITH PUBLICLY TRADED THRIFTS                                    29
----------------------------------------------------------------------------------

    INTRODUCTION                                                                29
    SELECTION CRITERIA                                                          29
    BASIS FOR COMPARISON                                                        31
    OVERVIEW OF THE COMPARABLES                                                 32

4.  MARKET VALUE DETERMINATION                                                  35
----------------------------------------------------------------------------------

    MARKET VALUE ADJUSTMENTS                                                    35
    FINANCIAL CONDITION                                                         36
    BALANCE SHEET GROWTH                                                        40
    EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                 41

    MARKET AREA                                                                 46
    CASH DIVIDENDS                                                              49
    LIQUIDITY OF THE ISSUE                                                      51
    RECENT REGULATORY MATTERS                                                   52

5.  OTHER FACTORS                                                               53
----------------------------------------------------------------------------------

    MANAGEMENT                                                                  53
    SUBSCRIPTION INTEREST                                                       54
    VALUATION ADJUSTMENTS                                                       56
    DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                           57
    FULL OFFERING VALUE IN RELATION TO COMPARABLES                              59
    COMPARISON TO RECENT MHC CONVERSIONS                                        62
    VALUATION CONCLUSION                                                        63

                                 List of Figures
                            Rockville Financial, Inc.
                             Rockville, Connecticut

FIGURE 1 - CURRENT FACILITIES LIST                                               4
Figure 2 - Asset and Retained Earnings Chart                                     7
Figure 3 - Key Balance Sheet Data                                                8
Figure 4 - Key Ratios                                                            8
Figure 5 - Net Loans Receivable Chart                                            9
Figure 6 - Loan Mix as of September 30, 2004 Chart                              10
Figure 7 - Loan Mix                                                             11
Figure 8 - Securities Chart                                                     12
Figure 9 - Investment Mix                                                       13
Figure 10 - Asset Quality Chart                                                 14
Figure 11 - Non-Performing Loans                                                15
Figure 12 - Allowance for Possible Loan and Lease Losses Chart                  16
Figure 13 - Deposit and Borrowing Trend Chart                                   17
Figure 14 - Deposit Mix                                                         18
Figure 15 - Net Portfolio Value                                                 19
Figure 16 - Capital analysis                                                    20
Figure 17 - Net Income Chart                                                    21
Figure 18 - Average Yields and Costs                                            22
Figure 19 - Spread and Margin Chart                                             23
Figure 20 - Income Statement Trends                                             24
Figure 21 - Profitability Trend chart                                           25
Figure 22 - Deposit and Demographic Data for Hartford County                    27
Figure 23 - Deposit and Demographic Data for Tolland County                     28
Figure 24 - Deposit and Demographic Data for Connecticut                        28
Figure 25 - Comparable Group                                                    31
Figure 26 - Key Financial Indicators                                            34
Figure 27 - Key Balance Sheet Data                                              36
Figure 28 - Capital Data                                                        37
Figure 29 - Asset Quality Table                                                 38
Figure 30 - Balance Sheet Growth Data                                           40
Figure 31 - Net Income Chart                                                    42
Figure 32 - Profitability Data                                                  43
Figure 33 - Income Statement Data                                               44
Figure 34 - Market Area Data                                                    47
Figure 35 - Dividend Data                                                       49
Figure 36 - Market Capitalization Data                                          51
Figure 37 - MHC Reorganizations (Since 1/1/01) Pro Forma Data                   54
Figure 38 - MHC Reorganizations Price Appreciation                              55
Figure 39 - Value Range - Full Offering                                         59
Figure 40 - As If Fully Converted Offering Pricing Multiples                    60
Figure 41 - Comparable as If Fully Converted Pricing Multiples to
      the Bank's Pro Forma Midpoint                                             60
Figure 42 - Comparable as If Fully Converted Pricing Multiples to
      the Bank's Pro Forma Super Maximum                                        60
Figure 43 - Value Range MHC Offering Data                                       61
Figure 44 - Comparable GAAP Pricing Multiples to the Bank's Pro
      Forma Midpoint                                                            61
Figure 45 - Comparable GAAP Pricing Multiples to the Bank's Pro
      Forma Super Maximum                                                       61
Figure 46 - Comparison to Filed and Pending MHC Offerings                       62

                                List of Exhibits
                            Rockville Financial, Inc.
                             Rockville, Connecticut

Exhibit
-------
    1.    Profile of FinPro, Inc.

    2.    Statements of Financial Condition

    3.    Statements of Income

    4.    Statements of Retained Earnings

    5.    Statements of Cash Flows

    6.    Selected Financial Data

    7.    Industry Fully Converted Multiples

    8.    MHC Conversions 2001 to Date

    9.    Full Offering No Foundation Appraisal Pro Forma September 30, 2004 - 12 Months

   10.    Full Offering With Foundation Appraisal Pro Forma September 30, 2004 - 12 Months

   11.    MHC Appraisal Pro Forma September 30, 2004 - 12 Months

   12.    MHC Offering Circular Pro Forma December 31, 2003 - 12 Months

   13.    MHC Offering Circular Stub Period Pro Forma September 30, 2004 - 9 Months

Conversion Valuation Appraisal Report                                    Page: 1

INTRODUCTION

Rockville Bank, Rockville, Connecticut, is reorganizing the holding company structure form of its ownership from a single-tier mutual holding company to a two-tier holding company structure. Rockville Bank will become a wholly-owned subsidiary of Rockville Financial, Inc., a recently organized stock corporation that will be the direct holder of all of the shares of Rockville Bank's stock. As part of the reorganization, Rockville Financial, Inc. is offering for sale 42.75% of Rockville Financial, Inc.'s outstanding common stock. In addition, Rockville Financial, Inc. will issue 5.0% of the total of the shares sold in the offering and those contributed to the foundation, or 2.25% of all shares issued and outstanding following the offering to a charitable foundation to be established by Rockville Bank. After the offering, 55.00% of Rockville Financial, Inc.'s outstanding common stock will be owned by Charter Oak Community Bank Corp., Rockville Bank's Connecticut-chartered mutual holding company parent, which will change its name to Rockville Financial MHC, Inc. as part of the reorganization. This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Rockville Financial, Inc. (the "Bank").

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

      - 42.75% of the total shares will be sold to the depositors and public,

      - 2.25% of the total shares will be contributed to a charitable foundation,

      -     the stock will be issued at $10.00 per share,

      -     the conversion expenses will be $1.9 million at the midpoint,

      - there will be an ESOP equal to 8% of the sum of the shares sold plus the shares contributed to the foundation funded internally, amortized over 10 years straight-line,

      - there will be an MRP equal to 4% of the sum of the shares sold plus the shares contributed to the foundation, amortized over 5 years straight-line,

      -     the tax rate is assumed at 34.00%, and

      - the net proceeds will be invested at the three-year treasury rate of 2.87%, pre-tax.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans, to Supplemental Eligible Account Holders of the Bank, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Conversion Valuation Appraisal Report                                    Page: 2

In the course of preparing our report, we reviewed the Bank's audited financials for the years ended December 31, 2002 and December 31, 2003. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form MHC-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank's management and board, Deloitte & Touche, LLP (the Bank's independent auditor), Keefe Bruyette & Woods, Inc. (the Bank's underwriter), and Tyler Cooper & Alcorn, LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS. ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

Conversion Valuation Appraisal Report                                    Page: 3

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                    Page: 4

1. OVERVIEW AND FINANCIAL ANALYSIS

      GENERAL OVERVIEW

As of September 30, 2004, the Bank had $845.2 million in total assets, $649.2 million in deposits, $650.4 million in net loans and $67.1 million in equity. The following table shows the Bank's facilities as of September 30, 2004.

                       FIGURE 1 - CURRENT FACILITIES LIST

                                      OWNED       YEAR       DATE OF
                                        OR      ACQUIRED      LEASE
LOCATION:                             LEASED   OR LEASED    EXPIRATION
---------                             ------   ---------    ----------
MAIN OFFICE:
 25 Park Street
 Rockville, CT                         Owned       1895           NA
BRANCHES:
 1703 Boston Turnpike
 Coventry, CT                          Lease       2004         2004
 265 Ellington Road
 East Hartford, CT                     Lease       2001         2006
 67 Prospect Hill Road
 East Windsor, CT                      Lease       2001         2006
 12 Main Street
 Ellington, CT                         Lease       1987         2007
 65 Palomba Drive
 Enfield, CT                           Lease       2001         2007
 231 Hazard Avenue
 Enfield, CT                           Owned       1997           NA
 341 Broad Street
 Manchester, CT                        Lease       2001         2006
 234 Tolland Turnpike
 Manchester, CT                        Lease       1996         2006
 20 Hyde Avenue
 Rockville, CT                         Owned       1992           NA
 612 Main Street
 Somers, CT                            Lease       1970         2008
 1645 Ellington Road
 South Windsor, CT                     Owned       2001           NA
 89 Sullivan Avenue
 South Windsor, CT                     Lease       1985         2016
 275 Mountain Road
 Suffield, CT                          Owned       2001           NA
 159 Merrow Road
 Tolland, CT                           Lease       2004         2005
 Route 83 at Pinkin Street
 Vernon, CT                            Lease       1978         2008
ATM FACILITIES:
 Scitico Plaza
 Enfield, CT                           Lease       2000         2005
 Southfield Road
 Somers, CT                            Lease       2004         2008
 Evergreen Walk (2 facilities)
 South Windsor, CT                     Lease       2004         2007
Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 5

            HISTORY

Rockville Bank is a Connecticut chartered savings bank headquartered in Rockville, Connecticut. Rockville Bank was originally founded in 1858 as a state-chartered mutual savings bank. Rockville Bank conducts substantially all of its business from 16 full-service banking offices, of which four are supermarket branches that are open seven days a week. The executive office is located at 25 Park Street, Rockville, Connecticut 06066.

At September 30, 2004, Rockville Bank had total assets of $845.2 million, total deposits of $649.2 million and capital of $67.1 million. Net income for the nine months ended September 30, 2004 and year ended December 31, 2003 was $2.4 million and $6.1 million, respectively. The Bank's principal business activities include the origination of mortgage loans secured by one-to-four family residential real estate, loans secured by non-residential real estate and multi-family real estate, residential construction loans, commercial loans as well as consumer loans. Rockville Bank offers a variety of deposit accounts, including checking, savings and money market accounts and certificates of deposit. Deposits are its primary source of funds for its lending and investing activities.

Conversion Valuation Appraisal Report                                    Page: 6

            STRATEGIC DIRECTION

The Bank's business strategy is to grow and improve profitability by:

      (1)   Continuing to focus on providing superior customer service;

      (2)   Remaining an independent, community-oriented institution;

      (3)   Expanding the branch network and updating existing facilities;

      (4)   Expanding the menu of products and services offered to customers;

      (5) Continuing to pursue both deposit and loan growth opportunities in the Bank's market areas; and

      (6) Maintaining a prudent credit culture and interest rate risk management process.

Conversion Valuation Appraisal Report                                    Page: 7

            BALANCE SHEET TRENDS

The Bank's balance sheet increased by $133.2 million, or 18.71%, from $712.0 million at December 31, 2003 to $845.3 million at September 30, 2004.

Equity has increased $1.2 million from $65.9 million at December 31, 2003 to $67.1 million at September 30, 2004. The equity to assets ratio is currently 7.94%.

                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART

                           [BAR CHART PLOTS TO COME]





Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 8

The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA

                                                                                          AT DECEMBER 31,
                                            AT SEPTEMBER 30,  -------------------------------------------------------------
                                                 2004             2003         2002         2001        2000        1999
---------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL CONDITION DATA:                                             $ IN THOUSANDS
                                            -------------------------------------------------------------------------------
Assets                                        $  845,247      $   712,018  $   687,195  $   671,312  $  551,109  $  483,412
Investment securities                            133,762          127,597      118,795      146,476     105,737     100,225
FHLB Stock                                         7,412            6,069        6,069        5,572       4,426       3,288
Loan receivable, net                             650,389          528,482      477,581      453,192     400,227     343,444
Loans held-for-sale                                    -                -       24,786            -           -           -
Cash and cash equivalents                         28,256           28,454       43,056       50,477      28,632      25,628
Deposits                                         649,191          531,929      514,295      487,502     407,013     369,117
Mortgagor's and investor's escrow accounts         1,765            3,349        3,298        2,848       2,550       2,474
Borrowings                                       120,051          105,153      105,283      111,405      88,518      65,767
Total capital                                     67,114           65,917       58,722       53,047      50,711      44,173

Source: Offering Prospectus

                              FIGURE 4 - KEY RATIOS

                                                      AT OR FOR THE NINE
                                                         MONTHS ENDED                            AT OR FOR THE YEAR
SELECTED FINANCIAL RATIOS AND OTHER DATA:             ENDED SEPTEMBER 30,                        ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------------------
                                                              2004          2003     2003     2002     2001     2000     1999
                                                   ----------------------------------------------------------------------------
PERFORMANCE RATIOS:
Return on average assets                                      0.39%          0.93%    0.86%    0.89%    0.48%    1.01%    0.87%
Return on average equity                                      4.48          10.53     9.67    10.87     5.27    10.90     9.40
Interest rate spread                                          3.15           3.53     3.48     3.38     2.96     3.01     2.97
Net interest margin                                           3.40           3.82     3.78     3.72     3.44     3.53     3.34
Noninterest expense to average assets                         2.76           2.55     2.64     2.43     2.53     2.29     2.26
Efficiency ratio                                             75.51          62.31    65.37    59.64    69.93    61.25    64.71
Average interest-earning assets to average                  114.72         114.54   115.08   112.06   112.85   113.20   111.16
interest-bearing liabilities

CAPITAL RATIOS:
Equity to total assets at end of period                       7.94           9.22     9.26     8.55     7.90     9.20     9.14
Average equity to average assets                              8.65           8.82     8.93     8.23     9.09     9.26     9.25

Total capital to risk weighted assets                        12.51          14.69    13.93    13.25    12.99    14.60    16.10
Tier 1 capital to risk weighted assets                       11.43          13.25    12.89    12.12    11.83    13.60    14.80
Tier 1 capital to average assets                              7.76           8.68     8.54     8.07     7.85     9.20     9.40

ASSET QUALITY RATIOS:
Allowance for loan losses to total loans                      0.90           1.08     0.93     1.02     1.08     0.89     1.03
Allowance for loan losses to nonperforming loans            393.37         607.67   274.94   382.25   272.95   386.30   521.51
Net charge-offs to average outstanding loans during           0.12           0.08     0.46     0.22     0.12     0.01     0.04
the period
Nonperforming loans as a percentage of total loans            0.23           0.18     0.34     0.27     0.39     0.23     0.20
Nonperforming assets to as a percentage of total              0.19           0.17     0.29     0.22     0.27     0.26     0.26
assets

OTHER DATA:
Number of full service offices                                  14             12       12       12       12       12       10
Number of limited service offices                                2              2        2        3        3        3        3

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 9

            LOAN PORTFOLIO

The Bank's loan portfolio has increased by $121.9 million from December 31, 2003 to September 30, 2004, and as a percent of assets, the loan portfolio has increased from 74.22% to 76.95%, respectively.

                      FIGURE 5 - NET LOANS RECEIVABLE CHART

                           [BAR CHART PLOTS TO COME]



Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 10

Since 1999, the loan mix has shifted towards commercial business loans and to a lesser extent construction loans.

               FIGURE 6 - LOAN MIX AS OF SEPTEMBER 30, 2004 CHART

                                                                    AT DECEMBER 31
                             AT SEPTEMBER 30   ---------------------------------------------------------
                                   2004                2003                2002               2001
                            ----------------------------------------------------------------------------
                             AMOUNT   PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT   PERCENT
                            ----------------------------------------------------------------------------
                                                                  $ IN THOUSANDS
                            ----------------------------------------------------------------------------
Real estate loans:
Residential                 $414,499   63.3%   $334,625    62.7%   $296,245     61.2%  $290,831   63.3%
Commercial                   137,775   21.0%    122,600    23.0%    118,256     24.4%   105,255   22.9%
Construction                  19,785    3.0%     14,535     2.7%     13,367      2.8%    12,161    2.6%
Commercial business loans     79,256   12.1%     58,683    11.0%     53,324     11.0%    47,898   10.4%
Investment, collateral and
other                          3,385    0.5%      2,970     0.6%      2,915      0.6%     3,612    0.8%
                            ----------------------------------------------------------------------------
TOTAL LOANS                 654,700   100.0%    533,413   100.0%    484,107    100.0%   459,757  100.0%

Less:
Deferred loan fees and      1,566                    40              (1,358)             (1,616)
premiums
Allowance for loan losses   (5,877)              (4,971)             (5,168)             (4,949)
                           --------           ---------           ---------           ----------
LOANS RECEIVABLE, NET       650,389             528,482             477,581             453,192

                                        AT DECEMBER 31
                           ---------------------------------------
                                    2000                1999
                           ---------------------------------------
                             AMOUNT    PERCENT   AMOUNT    PERCENT
                           ---------------------------------------

                           ---------------------------------------
Real estate loans:
Residential                 $259,862    64.1%   $234,869    67.4%
Commercial                    88,011    21.7%     79,414    22.8%
Construction                  11,800     2.9%      6,959     2.0%
Commercial business loans     41,091    10.1%     23,049     6.6%
Investment, collateral and
other                          4,357     1.1%      3,977     1.1%
                           ---------------------------------------
TOTAL LOANS                  405,121   100.0%    348,268   100.0%

Less:
Deferred loan fees and        (1,285)             (1,236)
premiums
Allowance for loan losses     (3,609)             (3,588)
                           ---------           ---------
LOANS RECEIVABLE, NET        400,227             343,444

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 11

The loan mix is predominately residential mortgage based. Commercial mortgages account for 21.0% of the mix.

                               FIGURE 7 - LOAN MIX

                                   [PIE CHART]

Residential mortgages   Commercial mortgages    Construction    Commercial business loans       Installment, collateral and other
       63.3%                     21.0%              3.0%                  12.1%                               0.5%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 12

            INVESTMENTS

The investment portfolio increased significantly between 2000 and 2001 funded by strong deposit and borrowing growth. Between 2001 and 2002 the investment portfolio declined, but has trended upward since.

                           FIGURE 8 - SECURITIES CHART

                                  [BAR CHART]

                $ in thousands
Dec-99            $100,225
Dec-00            $105,737
Dec-01            $146,476
Dec-02            $118,795
Dec-03            $127,597
Dec-04            $133,762

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 13

     INVESTMENTS AND MORTGAGE-BACKED
               SECURITIES

The following table provides the Bank's investment portfolio.

                            FIGURE 9 - INVESTMENT MIX

                                                                                          At December 31,
                                                                  -------------------------------------------------------------
                                           At September 30, 2004          2003                2002                 2001
                                           ---------------------  -------------------  -------------------  -------------------
                                           Amortized     Fair     Amortized    Fair    Amortized   Fair     Amortized   Fair
                                              Cost       Value      Cost       Value      Cost     Value       Cost     Value
                                           ---------  ----------  ---------  --------  ---------  --------  ---------  --------
Investment securities available for sale:

U.S. Government and agency obligations     $  23,172  $   23,147  $  29,497  $ 29,765  $  40,484  $ 41,366  $  36,542  $ 37,164
Mortgage-backed securities                    66,419      66,647     52,386    52,745     30,155    31,319     41,467    41,753
Corporate debt securities                     29,214      30,489     30,019    32,035     34,375    35,437     44,567    44,916
Other debt securities                          1,435       1,510      1,540     1,611      1,886     1,951      9,749     9,429
Marketable equity securities                   9,378      11,969      8,431    11,441      8,431     8,722     11,688    13,214
                                           ---------  ----------  ---------  --------  ---------  --------  ---------  --------
Total securities available for sale        $ 129,618  $  133,762  $ 121,873  $127,597  $ 115,331  $118,795  $ 144,013  $146,476
                                           =========  ==========  =========  ========  =========  ========  =========  ========

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 14

                ASSET QUALITY

The Bank's level of nonperforming loans has decreased from $2.1 million at December 31, 2003 to $1.6 million at September 30, 2004. The nonperforming assets as a percentage of total assets also decreased.

                         FIGURE 10 - ASSET QUALITY CHART
                                  [BAR CHART]

                NPLs, REO and other NPAs
                     $ in thousands                 NPAs to Pd End Assets
                     --------------                 ---------------------
Dec-99                   $1,237                              0.26%
Dec-00                   $1,417                              0.26%
Dec-01                   $1,813                              0.27%
Dec-02                   $1,825                              0.27%
Dec-03                   $2,075                              0.29%
Dec-04                   $1,633                              0.19%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 15

At September 30, 2004, the Bank's nonperforming loans to total loan ratio was 0.23% and the non-performing assets to total assets ratio was 0.18%.

                        FIGURE 11 - NON-PERFORMING LOANS

                                                                                     At December 31,
                                               At September 30,   ----------------------------------------------------
                                                    2004            2003       2002       2001       2000       1999
                                               ----------------   --------   --------   --------   --------   --------
                                                                        (Dollars in Thousands)
Non-accrual loans:
Real estate
 Residential                                   $            361   $    305   $    767   $    785   $    460   $    456
 Commercial                                                 655          -        345        177         62        189
 Construction                                                 -          -          -          -          -          -
Commercial business loans                                   463      1,478        515        797        411         26
Installment and collateral loans                              4          -         10         54          1         17
                                               ----------------   --------   --------   --------   --------   --------
 Total                                                    1,483      1,783      1,637      1,813        934        688
Accruing loans past due 90 days or more:
Commercial business loans                                     -         24          -          -          -          -
 Total                                                        -         24          -          -          -          -
                                               ----------------   --------   --------   --------   --------   --------
 Total nonperforming loans                                1,483      1,807      1,637      1,813        934        688
Real estate owned                                           150          -          -          -        483        549
Other nonperforming assets                                    -        268        188          -          -          -
                                               ----------------   --------   --------   --------   --------   --------
 Total nonperforming assets                               1,633      2,075      1,825      1,813      1,417      1,237
Troubled debt restructurings                              1,088        281          -          -          -          -
                                               ----------------   --------   --------   --------   --------   --------
Troubled debt restructurings and total
   nonperforming assets                        $          2,721   $  2,356   $  1,825   $  1,813   $  1,417   $  1,237
Total nonperforming loans to total loans                   0.23%      0.34%      0.34%      0.39%      0.23%      0.20%
Total nonperforming loans to total assets                  0.18%      0.25%      0.24%      0.27%      0.17%      0.14%
Total nonperforming assets and troubled
   debt restructurings to total assets                     0.32%      0.33%      0.27%      0.27%      0.26%      0.26%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 16

The ALLL increased $906 thousand from December 31, 2003 to September 30, 2004. The Bank's ALLL to loans ratio decreased from 0.93% at December 31, 2003 to 0.90% at September 30, 2004.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART


                           [BAR CHART PLOTS TO COME]





Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 17

             FUNDING COMPOSITION

Deposits have increased from $531.9 million at December 31, 2003 to $649.2 million at September 30, 2004. Borrowings also increased $14.9 million from December 31, 2003 to September 30, 2004.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

$ in thousands
                                  [BAR CHART]

             Total Deposits          Borrowed Funds
             --------------          --------------
Dec-99          $369,117                $ 65,767
Dec-00          $407,013                $ 88,518
Dec-01          $487,502                $111,405
Dec-02          $514,295                $105,283
Dec-03          $531,929                $105,153
Dec-04          $649,191                $120,051

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 18

The following chart illustrates the Bank's deposit mix as of September 30, 2004.

                             FIGURE 14 - DEPOSIT MIX

[PIE CHART]

Certificates of deposit   Demand deposits   Club   Money market   NOW Accounts   Regular Savings
         42%                    10%          0%         10%            14%              24%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 19

         ASSET/LIABILITY MANAGEMENT

The following chart depicts the Bank's net portfolio value and changes based upon various interest rate scenarios.

                         FIGURE 15 - NET PORTFOLIO VALUE

Change in Interest          Net Portfolio Value
Rates (basis points)   $ Amount   $ Change   % Change
--------------------   --------   --------   --------
                      (Dollars in Thousands)
        300            $ 80,921    (12,591)    -13.46%
       -100              86,184     (7,328)     -7.84%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 20

            NET WORTH AND CAPITAL

At September 30, 2004, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS

                                           ACTUAL AT SEPTEMBER 30, 2004
                                           ----------------------------
                                            AMOUNT        PERCENTAGE OF
REGULATORY CAPITAL POSITION                ($000'S)           ASSETS
---------------------------                --------       -------------
GAAP CAPITAL                               $ 67,114                7.94%
TIER 1 (CORE) CAPITAL

Capital Level                              $ 63,440                7.78%
Requirement                                  32,618                4.00%
                                           --------       -------------
Excess                                     $ 30,822                3.78%

TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS):

Capital Level                              $ 66,020               11.91%
Requirement                                  44,335                8.00%
                                           --------       -------------
Excess                                     $ 21,685                3.91%
                                           --------       -------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 21

          INCOME AND EXPENSE TRENDS

The Bank's net income fluctuated between the year ended December 31, 1999 and the year ended December 31, 2002. Net income increased $72 thousand, or 1.20%, between the year ended December 31, 2002 and the year ended December 31, 2003.

Net income for the nine months ended September 30, 2004 was $2.8 million below the net income for the nine months ended September 30, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                          FIGURE 17 - NET INCOME CHART
                                  [BAR CHART]

                    $ in thousands
                    --------------
Dec-99                  $4,180
Dec-00                  $5,141
Dec-01                  $2,813
Dec-02                  $6,019
Dec-03                  $6,091
Sep-03                  $5,078
Sep-04                  $2,241

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 22

The net interest spread and margin decreased between the nine months ended September 30, 2003 and the nine months ended September 30, 2004. The decrease is attributable to a lower yield on earning assets, which was partially offset by a lower cost of interest bearing liabilities.

                      FIGURE 18 - AVERAGE YIELDS AND COSTS

                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                     ------------------------------------------------------------
                                                  2004                         2003
                                     -----------------------------  -----------------------------
                                      AVERAGE   INTEREST &  YIELD/   AVERAGE   INTEREST &  YIELD/
                                      BALANCE   DIVIDENDS    COST    BALANCE   DIVIDENDS    COST
                                     ---------  ----------  ------  ---------  ----------  ------
INTEREST-EARNING ASSETS:
 Loans receivable                    $ 578,078  $   24,061    5.55% $ 496,204  $   24,438    6.57%
 Investment securities                 134,824       3,953    3.91%   147,826       4,635    4.18%
 Other earning assets                   21,353         134    0.84%    26,473         192    0.97%
                                     ---------  ----------  ------  ---------  ----------  ------
   Total interest-earning assets       734,255  $   28,148    5.11%   670,503  $   29,265    5.82%
 Noninterest-earning assets             36,674                         31,422
                                     ---------                      ---------
   Total assets                      $ 770,929                      $ 701,925
                                     =========                      =========

INTEREST-BEARING LIABILITIES
 NOW and money market accounts       $ 139,772  $      876    0.84% $ 125,135  $      916    0.98%
 Savings accounts                      152,790         694    0.61%   141,743         950    0.89%
 Certificates of deposits              242,504       4,461    2.45%   210,905       4,458    2.82%
                                     ---------  ----------  ------  ---------  ----------  ------
   Total interest-bearing deposits     535,066       6,031    1.50%   477,783       6,324    1.76%
  Escrow                                 1,775          21    1.58%     1,885          22    1.56%
 FHLB advances                         103,221       3,351    4.33%   105,738       3,689    4.65%
                                     ---------  ----------  ------  ---------  ----------  ------
 Total interest-bearing liabilities    640,062       9,403    1.96%   585,406      10,035    2.29%
 Noninterest-bearing liabilities        64,145                         54,639
                                     ---------                      ---------
   Total liabilities                   704,207                        640,045
 Capital                                66,722                         61,880
                                     ---------                      ---------
   Total liabilities and equity      $ 770,929                      $ 701,925
                                     =========                      =========
   Net interest income                          $   18,745                     $   19,230
                                                ==========                     ==========
 Interest rate spread                                         3.15%                          3.53%
                                     ---------                      ---------
 Net interest-earning assets         $  94,193                      $  85,097
                                     =========                      =========
 Net interest margin                                          3.40%                          3.82%
 Average interest-earning assets to
  interest-bearing liabilities                              114.72%                        114.54%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 23

On an annual basis for the years between December 31, 1999 and December 31, 2003, spread and margin trended upward. However, spread and margin declined from the nine moths ended September 30, 2003 to the nine months ended September 30, 2004. The decline in spread and margin is attributable to yield on earnings assets declining more than cost of funds declined.

                       FIGURE 19 - SPREAD AND MARGIN CHART
                                  [LINE CHART]

                Spread          Margin
                ------          ------
Dec-99            2.97%           3.34%
Dec-00            3.01%           3.53%
Dec-01            2.96%           3.44%
Dec-02            3.38%           3.72%
Dec-03            3.48%           3.78%
Sep-03            3.53%           3.82%
Sep-04            3.15%           3.40%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 24

The Bank posted net income of $2.2 million for the nine months ended September 30, 2004, compared with $5.1 million for the nine months ended September 30, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                       FIGURE 20 - INCOME STATEMENT TRENDS

                                         FOR THE NINE MONTHS                   FOR THE YEARS ENDED
                                         ENDED SEPTEMBER 30                     DECEMBER 31, 2004
                                         -------------------   ----------------------------------------------------
                                            2004      2003       2003       2002       2001       2000       1999
                                         --------   --------   --------   --------   --------   --------   --------
                                                                      $ in thousands
                                         --------------------------------------------------------------------------
SELECTED OPERATING DATA:
  Interest and dividend income           $ 28,148   $ 29,265   $ 38,493   $ 41,566   $ 40,016   $ 36,472   $ 30,242
  Interest expense                          9,403     10,035     12,999     17,789     20,872     19,249     15,017
                                         --------   --------   --------   --------   --------   --------   --------
    Net interest income                    18,745     19,230     25,494     23,777     19,144     17,223     15,225
  Provision for loan losses                 1,822        900      2,100      1,300      1,850         60         35
                                         --------   --------   --------   --------   --------   --------   --------
  Net interest income after provision
   for loan losses                         16,923     18,330     23,394     22,477     17,294     17,163     15,190
  Non interest income                       2,241      2,372      3,953      2,781      1,764      2,220      1,767
  Non interest expense                     15,947     13,401     18,589     16,320     14,880     11,648     10,844
                                         --------   --------   --------   --------   --------   --------   --------
  Income before income taxes                3,217      7,301      8,758      8,938      4,178      7,735      6,113
  Provision for income taxes                  976      2,223      2,667      2,919      1,365      2,594      1,933
                                         --------   --------   --------   --------   --------   --------   --------
  Net income                             $  2,241   $  5,078   $  6,091   $  6,019   $  2,813   $  5,141   $  4,180
                                         --------   --------   --------   --------   --------   --------   --------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 25

Between 1999 and 2002 ROAA and ROAE fluctuated. ROAA and ROAE declined from the nine month period ended September 30, 2003 to the nine month period ended September 30, 2004.

                      FIGURE 21 - PROFITABILITY TREND CHART


                           [LINE CHART PLOT TO COME]




Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 26

              LEGAL PROCEEDINGS

The Bank is not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At September 30, 2004, the Bank was not involved in any legal proceedings, the outcome of which would be material to the Bank's financial condition or results of operations.

                SUBSIDIARIES

The Bank currently has the following subsidiaries all of which are incorporated in Connecticut: SBR Mortgage Company, SBR Investment Corp., Inc., and Rockville Financial Services, Inc.

      SBR MORTGAGE COMPANY. Established in December 1998, SBR Mortgage Company operates as the Bank's "passive investment company" ("PIC"). A 1998 Connecticut statute allows for the creation of PICs. A properly created and maintained PIC allows the Bank to contribute its real estate loans to the PIC where they are serviced. The PIC does not recognize income generated by the PIC for the purpose of Connecticut business corporations tax, nor does the Bank recognize income for these purposes on the dividends it receives from the PIC. Since its establishment, the PIC has allowed the Bank, like many other banks with Connecticut operations, to experience substantial savings on the Connecticut business corporations tax that otherwise would have applied.

      SBR INVESTMENT CORP., INC. Established in January 1995, SBR Investment Corp., Inc. was established to maintain an ownership interest in a third-party registered broker-dealer, Infinex Investments, Inc. Infinex provides broker/dealer services for a number of banks, and to the Bank's customers through Rockville Financial Services, Inc.

      ROCKVILLE FINANCIAL SERVICES, INC. Established in May 2002, Rockville Bank currently offers brokerage and investment advisory services through a contract with a non-affiliated registered broker-dealer. In addition, Rockville Financial Services, Inc. offers to customers of Rockville Bank insurance and non-deposit investments, including, but not limited to, mutual funds and annuities. This service is offered through Infinex, which operates an office at Rockville Bank and offers customers a range of non-deposit investment products including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities. Rockville Bank receives a portion of the commissions generated by Infinex from sales to customers. For the year ended December 31, 2003, Rockville Bank received fees of $522,000 through its relationship with Infinex.

Conversion Valuation Appraisal Report                                   Page: 27

2. MARKET AREA ANALYSIS

The following tables provide deposit and demographic data for the Counties of Hartford and Tolland and the State of Conneticut.

          FIGURE 22 - DEPOSIT AND DEMOGRAPHIC DATA FOR HARTFORD COUNTY

DEPOSITS SUMMARY
(Deposit data in $000)

                           6/2000           6/2001        6/2002       6/2003       6/2004       CAGR(%)
Bank Deposits             9,807,684        9,923,125    10,320,185   13,143,988   18,752,195      17.59
Thrift Deposits           7,496,451        7,493,928     7,719,733    5,576,096    1,870,239     -29.33
Savings Bank Deposits       694,218          647,132       713,510    2,044,554      818,694       4.21
Credit Union Deposits     2,042,157        2,261,741     2,573,948    2,811,016    2,837,861       8.57
Total Deposits           17,998,353       18,064,185    18,753,428   20,764,638   21,441,128       4.47
Weighted Deposits        17,998,353       18,064,185    18,753,428   20,764,638   21,441,128       4.47

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

Source: Claritas                 BASE           CURRENT           PROJECTED    % CHANGE     % CHANGE
                                 2000            2004               2009       2000-2004    2004-2009
Total Population:              857,183          874,990            897,425          2.08       2.56
0-14 Age Group (%):                 21               21                 20        1.81        -1.23
15-34 Age Group (%):                25               24                 24        0.00         1.45
35-54 Age Group (%):                31               30                 30        0.82         0.80
55+ Age Group (%):                  24               25                 26        6.12         9.00
Total Households:              335,098          343,803            354,900        2.60         3.23
$0-24K Households (%):              23               22                 19       -5.04        -7.89
$25-50K Households (%):             26               24                 22       -3.63        -4.29
$50K+ Households (%):               51               54                 58        9.23        11.05
Average Household Income:       65,504           73,064             82,150       11.54        12.44
Median Household Income:        50,981           55,410             61,584        8.69        11.14
Per Capita Income:              26,047           29,071             32,858       11.61        13.03

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 28

           FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR TOLLAND COUNTY

MARKET: TOLLAND, CT                                 Deposit Data as of 6/30/2004

DEPOSITS SUMMARY
(Deposit data in $000)

                                  6/2000       6/2001      6/2002        6/2003        6/2004      CAGR(%)
Bank Deposits                      858,587     995,479    1,045,395     1,152,194     1,595,109     16.75
Thrift Deposits                    419,717     428,931      445,320        74,053        14,136    -57.16
Savings Bank Deposits              219,637     182,450      196,465       555,843       209,447     -1.18
Credit Union Deposits               15,931      16,796       18,384        19,787        20,589      6.62
Total Deposits                   1,497,941   1,606,860    1,687,180     1,782,090     1,818,692      4.97
Weighted Deposits                1,497,941   1,606,860    1,687,180     1,782,090     1,818,692      4.97

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA
Source: Claritas

                                    BASE       CURRENT     PROJECTED      % CHANGE      % CHANGE
                                    2000        2004         2009         2000-2004     2004-2009
Total Population:                  136,364     144,293      154,234          5.81          6.89
   0-14 Age Group (%):                  19          19           18          3.55          3.39
   15-34 Age Group (%):                 30          29           28          3.62          4.95
   35-54 Age Group (%):                 32          32           31          4.06          5.45
   55+ Age Group (%):                   19          20           22         14.57         15.10

Total Households:                   49,431      53,044       57,675          7.31          8.73
   $0-24K Households (%):               17          16           14         -1.45         -3.99
   $25-50K Households (%):              24          22           20         -2.12         -2.55
   $50K+ Households (%):                59          62           67         13.64         15.87

Average Household Income:           68,911      76,603       86,267         11.16         12.62
Median Household Income:            59,694      64,703       71,435          8.39         10.40
Per Capita Income:                  25,474      28,626       32,700         12.37         14.23

Source: SNL Securities

            FIGURE 24 - DEPOSIT AND DEMOGRAPHIC DATA FOR CONNECTICUT

MARKET: TOLLAND, CT                                 Deposit Data as of 6/30/2004

DEPOSITS SUMMARY
(Deposit data in $000)

                                    6/2000           6/2001         6/2002          6/2003          6/2004      CAGR(%)
Bank Deposits                     36,447,418       38,466,978     40,744,202      47,024,017      62,009,041     14.21
Thrift Deposits                   12,035,385       11,983,367     13,233,837      10,360,574       2,401,592    -33.16
Savings Bank Deposits              9,856,085        9,936,421     10,161,865      12,601,361       9,430,755     -1.10
Credit Union Deposits              4,208,750        4,626,277      5,249,975       5,672,236       5,741,325      8.07
Total Deposits                    58,338,888       60,386,766     64,139,904      69,985,952      73,841,388      6.07
Weighted Deposits                 58,338,888       60,386,766     64,139,904      69,985,952      73,841,388      6.07

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

Source: Claritas

                                     BASE            CURRENT       PROJECTED         % CHANGE        % CHANGE
                                     2000             2004           2009            2000-2004       2004-2009
Total Population:                  3,405,565        3,501,403      3,621,911            2.81            3.44
   0-14 Age Group (%):                    21               21             20            2.73           -0.30
   15-34 Age Group (%):                   25               24             24            0.18            2.21
   35-54 Age Group (%):                   31               31             30            1.61            1.74
   55+ Age Group (%):                     23               24             25            7.43           10.15

Total Households:                  1,301,670        1,344,577      1,399,129            3.30            4.06
   $0-24K Households (%):                 22               20             18           -4.90           -7.55
   $25-50K Households (%):                25               23             21           -3.78           -3.99
   $50K+ Households (%):                  54               57             61            9.74           11.33

Average Household Income:             74,196           81,672         91,516           10.08           12.05
Median Household Income:              54,652           59,488         65,897            8.85           10.77
Per Capita Income:                    28,766           31,714         35,701           10.25           12.57

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 29

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS

         INTRODUCTION

This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded Mutual Holding Companies ("MHCs"). The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.

      SELECTION CRITERIA

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

Based upon our experience, FinPro has determined that MHCs trade at materially different levels relative to fully converted thrifts due to the unique ownership structure. The primary differences between MHCs and fully converted institutions are that MHCs contain a minority interest and have the potential for a second step. In addition, MHCs have the potential for a remutualization transaction. Due to these differences, MHC trading multiples are substantially different than fully converted trading multiples. FinPro concluded that the appropriate Comparable Group should be comprised of liquidly traded MHCs.

Conversion Valuation Appraisal Report                                   Page: 30

As of the date of this appraisal, there are a total of 24 MHCs traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value. These institutions are examined on a secondary basis.

In examining the Bank relative to other publicly traded MHCs, one of the largest differences is the difference in size. FinPro began the screening process by eliminating all MHCs with assets less than $100 million and greater than $5.0 billion. This eliminated five MHCs, Gouvernuer Bancorp ($98 M), Hudson City Bancorp ($19.3 B), People's Bank ($10.5 B), Capital Federal Financial ($8.5 B) and Northwest Bancorp ($6.2 B). FinPro eliminated Charter Financial as its substantial equity portfolio alters its pricing multiples to reflect the market value of its equity holdings. FinPro also eliminated Rome Bancorp as it has announced its second step conversion and its pricing multiples reflect its expected second step exchange ratio.

FinPro ordinarily excludes institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year's benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively. However, 10 of the remaining 17 converted since September 30, 2003, which would result in a too few Comparables. Therefore, FinPro included the three companies, Cheviot Financial, Clifton Savings Bancorp and K-Fed, that converted on or prior to March 31, 2004. This results in a total of 10 Comparables, 7 of which are located in the Northeast Region with the Bank.

Conversion Valuation Appraisal Report                                   Page: 31

                          FIGURE 25 - COMPARABLE GROUP

                                                                              CORPORATE
                                                       ------------------------------------------------------
                                                                                         NUMBER
                                                                                           OF         IPO
TICKER                    SHORT NAME                   EXCHANGE        CITY      STATE   OFFICES      DATE
-------------------------------------------------------------------------------------------------------------
                     COMPARABLE THRIFT DATA
 BCSB      BCSB Bankcorp, Inc. (MHC)                    NASDAQ     Baltimore      MD        15     07/08/1998
 CHEV      Cheviot Financial Corp. (MHC)                NASDAQ     Cincinnati     OH         5     01/06/2004
 CSBK      Clifton Savings Bancorp, Inc. (MHC)          NASDAQ     Clifton        NJ        10     03/04/2004
 ALLB      Greater Delaware Valley Savings Bank (MHC)   NASDAQ     Broomall       PA         8     03/03/1995
 GCBC      Greene County Bancorp Inc. (MHC)             NASDAQ     Catskill       NY         7     12/30/1998
 JXSB      Jacksonville Bancorp, Inc. (MHC)             NASDAQ     Jacksonville   IL         8     04/21/1995
 KFED      K-Fed Bancorp (MHC)                          NASDAQ     Covina         CA         5     03/31/2004
 ONFC      Oneida Financial Corp. (MHC)                 NASDAQ     Oneida         NY        10     12/30/1998
 PBHC      Pathfinder Bancorp, Inc. (MHC)               NASDAQ     Oswego         NY         6     11/16/1995
 WFD       Westfield Financial Inc. (MHC)               AMEX       Westfield      MA        10     12/28/2001
-----------------------------------------------------   -----------------------------------------------------
           Average
           Median
           Maximum
           Minimum

           Rockville Financial, Inc.                               Rockville      CT        16

         BASIS FOR COMPARISON

MHCs have different percentages of minority ownership. In order to adjust for this factor, all of the Comparables' pricing multiples are represented as if the MHC undertook a second step, based upon standardized assumptions. These multiples will be referred to as "fully converted" pricing multiples.

Conversion Valuation Appraisal Report                                   Page: 32

         OVERVIEW OF THE COMPARABLES

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

                  1.       Asset size

                  2.       Profitability

                  3.       Capital Level

                  4.       Balance Sheet Mix

                  5.       Operating Strategy

                  6.       Date of conversion


1. ASSET SIZE The Comparable Group should have a similar asset size to the Bank. Due to the size of the Bank and the limited number of MHCs, it is difficult to find Comparables of the same size. The Comparable Group ranged in size from $259.7 million to $794.2 million in total assets with a median of $404.5 million. The Bank's asset size was $845.2 million as of September 30, 2004. On a pro forma basis, the Bank's assets are projected to be $907.8 million.

2. PROFITABILITY The Comparable Group had a median ROAA of 0.58% and a median ROAE of 5.37% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.10% to a high of 1.10%, while the ROAE measure ranged from a low of 1.51% to a high of 10.14%. The Bank had an ROAA of 0.39% and an ROAE of 4.48% for the nine months September 30, 2004. On a pro forma basis, the Bank's ROAA and ROAE are 0.37% and 2.58%, respectively.

3. CAPITAL LEVEL The Comparable Group had a median equity to assets ratio of 11.50% with a high of 28.02% and a low of 5.38%. At September 30, 2004, the Bank had an equity to assets ratio of 7.94%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 14.28%.

4. BALANCE SHEET MIX At September 30, 2004, the Bank had a net loan to asset ratio of 76.95%. The median loan to asset ratio for the Comparables was 52.06%, ranging from a low of 41.60% to a high of 82.04%. On the liability side, the Bank's deposit to asset ratio was 76.80% at September 30, 2004 while the Comparable median was 76.66%, ranging from 65.11% to 87.03%. The Bank's borrowings to assets ratio of 14.20% is above the Comparable median of 7.96%.

Conversion Valuation Appraisal Report                                   Page: 33

5. OPERATING STRATEGY An institution's operating characteristics are important because they determine future performance. Operational strategy also affects expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. DATE OF CONVERSION Recent conversions, those completed on or after March 31, 2004, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                                   Page: 34

The following table represents key financial indicators for the Bank and the Comparable Group.

                      FIGURE 26 - KEY FINANCIAL INDICATORS

                                         The Bank at or
                                          for the Nine    Comparable Group
                                          Months Ended       Median Last
                                             9/30/04        Twelve Months
BALANCE SHEET DATA

Gross Loans to Deposits                      101.09            66.38
Total Net Loans to Assets                     76.95            52.06
Securities to Assets                          15.83            37.21
Deposits to Assets                            76.80            76.66
Borrowed Funds to Assets                      14.20             7.96

BALANCE SHEET GROWTH

Asset Growth Rate                             24.95             5.41
Loan Growth Rate                              30.76             7.81
Deposit Growth Rate                           29.39             3.40

CAPITAL

Equity to Assets                               7.94            11.50
Tangible Equity to Tangible Assets             7.82            10.14
Intangible Assets to Equity                    1.59             2.55
Regulatory Core Capital to Assets              7.78             9.40
Equity + Reserves to Assets                    8.64            11.99

ASSET QUALITY

Non-Performing Loans to Loans                  0.23             0.47
Reserves to Non-Performing Loans             393.37           203.51
Non-Performing Assets to Assets                0.19             0.24
Non-Performing Assets to Equity                2.45             2.59
Reserves to Loans                              0.90             0.91
Reserves to Non-Performing Assets + 90
Days Del.                                    393.37           165.52

PROFITABILITY

Return on Average Assets                       0.39             0.58
Return on Average Equity                       4.48             5.37

INCOME STATEMENT

Yield on Average Earning Assets                5.11             4.54
Cost of Average Interest Bearing
Liabilities                                    1.96             2.17
Net Interest Spread                            3.15             3.06
Net Interest Margin                            3.40             3.19
Noninterest Income to Average Assets           0.39             0.45
Noninterest Expense to Average Assets          2.76             2.50
Efficiency Ratio                              75.51            71.85
Overhead Ratio                                73.12            63.58

Source: The Bank's Offering Circular, FinPro calculations and SNL Securities

Note: All of the Bank data is at or for the nine months ended September 30, 2004.

Note: All of the Comparable data is as of or for the last twelve months.

Conversion Valuation Appraisal Report                                   Page: 35

4. MARKET VALUE DETERMINATION

         MARKET VALUE ADJUSTMENTS

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:

     -   Financial Condition

     -   Balance Sheet Growth

     -   Earnings Quality, Predictability and Growth

     -   Market Area

     -   Cash Dividends

     -   Liquidity of the Issue

     -   Recent Regulatory Matters

Adjustments for Other Factors:

     -   Management

     -   Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 36

         FINANCIAL CONDITION

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 27 - KEY BALANCE SHEET DATA

                                                             KEY FINANCIAL DATA FOR THE MOST RECENT PERIOD END
                                                  ----------------------------------------------------------------------
                                                   TOTAL        LOANS/   LOANS/     SECURITIES   DEPOSITS/   BORROWINGS/
                                                  ASSETS       DEPOSITS  ASSETS       ASSETS      ASSETS        ASSETS
TICKER                SHORT NAME                  ($000)          (%)     (%)          (%)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------
                COMPARABLE THRIFT DATA
 BCSB     BCSB Bankcorp, Inc. (MHC)               749,957        63.39   49.19        44.51        77.60        16.27
 CHEV     Cheviot Financial Corp. (MHC)           275,116       114.08   74.28        22.16        65.11         6.07
 CSBK     Clifton Savings Bancorp, Inc.           774,663        59.10   41.60        49.69        70.39         2.79
          (MHC)
 ALLB     Greater Delaware Valley Savings Bank    381,788        72.63   54.52        33.33        75.07        14.75
          (MHC)
 GCBC     Greene County Bancorp Inc. (MHC)        284,675        63.26   54.39        37.02        85.99         2.63
 JXSB     Jacksonville Bancorp, Inc. (MHC)        259,709        56.14   48.86        43.07        87.03         3.55
 KFED     K-Fed Bancorp (MHC)                     606,583       107.34   82.04        10.37        76.43         8.17
 ONFC     Oneida Financial Corp. (MHC)            427,249        69.36   49.73        37.40        71.70        15.35
 PBHC     Pathfinder Bancorp, Inc. (MHC)          303,029        79.33   61.97        25.33        78.12        13.37
 WFD      Westfield Financial Inc. (MHC)          794,188        62.03   47.69        43.28        76.89         7.74
------------------------------------------------------------------------------------------------------------------------
          Average                                 485,696        74.67   56.43        34.62        76.43         9.07
          Median                                  404,519        66.38   52.06        37.21        76.66         7.96
          Maximum                                 794,188       114.08   82.04        49.69        87.03        16.27
          Minimum                                 259,709        56.14   41.60        10.37        65.11         2.63

          Rockville Financial, Inc.               845,247       101.09   76.95        15.83        76.80        14.20

          VARIANCE TO THE COMPARABLE MEDIAN       440,729        34.71   24.89       (21.38)        0.14         6.25

source : SNL and Offering Circular Data, FinPro Computations

         Asset Size - The Bank, at $845.2 million, is significantly larger than the Comparable Group median of $404.5 million. The adjustment for the difference in size will be addressed in the trading liquidity section.

         Asset Composition - The Bank's net loan to asset ratio of 76.95% is above the Comparable Group median of 52.06%.

         Funding Mix - The Bank is primarily funded through deposits, 76.80% of assets and borrowings, 14.20% of assets. The Comparable Group has a deposits to assets ratio of 76.66% and a borrowings to asset ratio of 7.96%.

         Cash Liquidity - The cash liquidity of the Bank and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

Conversion Valuation Appraisal Report                                   Page: 37

         Interest Rate Risk - The Bank's interest rate risk position is illustrated on page 19. The Bank's profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group.

                            FIGURE 28 - CAPITAL DATA

                                                                    CAPITAL FOR THE MOST RECENT PERIOD END
                                                         --------------------------------------------------------------
                                                                      TANGIBLE   INTANGIBLE  CORE CAPITAL/    EQUITY +
                                                         EQUITY/       EQUITY/     ASSETS/     TANGIBLE       RESERVES/
                                                         ASSETS      TANG ASSETS   EQUITY       ASSETS         ASSETS
TICKER                        SHORT NAME                   (%)           (%)        (%)           (%)            (%)
-----------------------------------------------------------------------------------------------------------------------
                        COMPARABLE THRIFT DATA
 BCSB        BCSB Bankcorp, Inc. (MHC)                      5.38         5.04       6.63          7.21           5.70
 CHEV        Cheviot Financial Corp. (MHC)                 28.02        28.02          -         20.85          28.30
 CSBK        Clifton Savings Bancorp, Inc. (MHC)           26.06        26.06          -         18.83          26.19
 ALLB        Greater Delaware Valley Savings Bank (MHC)     9.39         9.39          -          9.40          10.05
 GCBC        Greene County Bancorp Inc. (MHC)              10.88        10.88          -          9.24          11.32
 JXSB        Jacksonville Bancorp, Inc. (MHC)               7.98         6.90      14.60          6.76           8.82
 KFED        K-Fed Bancorp (MHC)                           14.95        14.30       5.10         10.07          15.34
 ONFC        Oneida Financial Corp. (MHC)                  12.11         9.29      25.70          8.31          12.66
 PBHC        Pathfinder Bancorp, Inc. (MHC)                 7.24         5.84      20.60            NA           7.87
 WFD         Westfield Financial Inc. (MHC)                14.69        14.69          -         14.67          15.32
-----------------------------------------------------------------------------------------------------------------------
             Average                                       13.67        13.04       7.26         11.70          14.16
             Median                                        11.50        10.14       2.55          9.40          11.99
             Maximum                                       28.02        28.02      25.70         20.85          28.30
             Minimum                                        5.38         5.04          -          6.76           5.70

             Rockville Financial, Inc.                      7.94         7.82       1.59          7.78           8.64

             VARIANCE TO THE COMPARABLE MEDIAN             (3.55)       (2.31)     (0.96)        (1.62)         (3.35)

Sources:  SNL and Offering Circular Data, FinPro Computations

         Capitalization - The Comparable Group's median equity to assets ratio of 11.50% is above the Bank's ratio of 7.94%. The Bank's pro forma equity to assets ratio is projected to be 14.28% at the midpoint of the valuation range.

         Intangible Levels - An important factor influencing market values is the level of intangibles that an institution carries on its books. Five of the Comparables have a material level of intangible assets. The Bank has some goodwill.

Conversion Valuation Appraisal Report                                   Page: 38

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                         FIGURE 29 - ASSET QUALITY TABLE

                                                                ASSET QUALITY FOR THE MOST RECENT PERIOD END
                                                     --------------------------------------------------------------------
                                                     NPLS/     RESERVES/       NPAS/      NPAS/   RESERVES/     RESERVES/
                                                     LOANS        NPLS        ASSETS     EQUITY     LOANS       NPAS + 90
TICKER                   SHORT NAME                   (%)         (%)           (%)        (%)       (%)           (%)
                  COMPARABLE THRIFT DATA
 BCSB      BCSB Bankcorp, Inc. (MHC)                  0.30       216.50        0.17        3.08      0.65         191.96
 CHEV      Cheviot Financial Corp. (MHC)              0.06       586.26        0.17        0.60      0.38         165.52
 CSBK      Clifton Savings Bancorp, Inc. (MHC)        0.08       414.34        0.03        0.12      0.32         414.34
 ALLB      Greater Delaware Valley Savings Bank       0.64       188.89        1.36       14.45      1.21          42.74
           (MHC)
 GCBC      Greene County Bancorp Inc. (MHC)           0.20       417.43        0.14        1.30      0.82         315.67
 JXSB      Jacksonville Bancorp, Inc. (MHC)           1.41       120.81        0.92       11.47      1.70          88.47
 KFED      K-Fed Bancorp (MHC)                        0.01           NM        0.01        0.09      0.47             NM
 ONFC      Oneida Financial Corp. (MHC)               1.14        95.55        0.57        4.73      1.08          95.55
 PBHC      Pathfinder Bancorp, Inc. (MHC)             1.56        63.94        1.06       14.57      1.00          59.01
 WFD       Westfield Financial Inc. (MHC)             0.65       203.51        0.31        2.10      1.32         203.51
-------------------------------------------------------------------------------------------------------------------------
           Average                                    0.61       256.36        0.47        5.25      0.90         175.20
           Median                                     0.47       203.51        0.24        2.59      0.91         165.52
           Maximum                                    1.56       586.26        1.36       14.57      1.70         414.34
           Minimum                                    0.01        63.94        0.01        0.09      0.32          42.74

           Rockville Financial, Inc.                  0.23       393.37        0.19        2.45      0.90         357.48

           VARIANCE TO THE COMPARABLE MEDIAN         (0.24)      189.86       (0.05)      (0.14)    (0.01)        191.96

Sources:  SNL and Offering Circular Data, FinPro Computations

The Bank's level of non-performing loans ("NPL") to total loans, at 0.23% is below the Comparable Group median at 0.47%. The Bank had a nonperforming assets to assets ratio of 0.19%, which is below with the Comparable median of 0.24%. The Bank's reserve level, 0.90% of total loans, is in-line with the Comparable median of 0.91% of loans. The Bank's level of reserves to NPLs is above that of the Comparable Group, due to the Bank's lower level of NPLs.

Conversion Valuation Appraisal Report                                   Page: 39

Positive                            Neutral               Negative
--------                            -------               --------
Higher Assets                    ALLL to Loans        Higher Borrowings

Higher Loans to Assets

Lower NPLs and NPAs

Higher Pro Forma Capital

The Bank's asset mix is stronger than the Comparables as represented by a higher loans to assets ratio. The income impact of the asset mix will be addressed in the profitability section. The Bank's capital levels are below the Comparable Group, but will be higher after the offering. The Bank has a lower level of NPLs and NPAs relative to the Comparable Group. The Bank has a greater reliance on wholesale funding. Taken collectively, moderate upward adjustment is warranted for financial condition.

Conversion Valuation Appraisal Report                                   Page: 40

         BALANCE SHEET GROWTH

The Bank has been able to grow assets, loans and deposits at a faster rate than the Comparable Group. The recent NewAlliance Bank acquisitions and resulting customer turnover have lead to recent growth opportunities in the Bank's market area.

                      FIGURE 30 - BALANCE SHEET GROWTH DATA

                                                                             BALANCE SHEET GROWTH
                                                                    -------------------------------------
                                                                     ASSET           LOAN         DEPOSIT
                                                                    GROWTH          GROWTH        GROWTH
                                                                     RATE            RATE          RATE
TICKER                           SHORT NAME                           (%)             (%)           (%)
---------------------------------------------------------------------------------------------------------
                           COMPARABLE THRIFT DATA
 BCSB         BCSB Bankcorp, Inc. (MHC)                              17.23          (1.74)          6.31
 CHEV         Cheviot Financial Corp. (MHC)                          11.83            8.84         (9.18)
 CSBK         Clifton Savings Bancorp, Inc. (MHC)                       NA              NA            NA
 ALLB         Greater Delaware Valley Savings Bank (MHC)              1.36            2.42          3.40
 GCBC         Greene County Bancorp Inc. (MHC)                        9.73           14.35         10.71
 JXSB         Jacksonville Bancorp, Inc. (MHC)                       (2.61)          (5.06)        (3.05)
 KFED         K-Fed Bancorp (MHC)                                    35.23           31.17         28.57
 ONFC         Oneida Financial Corp. (MHC)                            0.56            7.81         (0.94)
 PBHC         Pathfinder Bancorp, Inc. (MHC)                          5.41          (3.31)         11.62
 WFD          Westfield Financial Inc. (MHC)                         (2.69)           8.16         (6.51)
---------------------------------------------------------------------------------------------------------
              Average                                                 8.45            6.96          4.55
              Median                                                  5.41            7.81          3.40
              Maximum                                                35.23           31.17         28.57
              Minimum                                                (2.69)          (5.06)        (9.18)

              Rockville Financial, Inc.                              24.95           30.76         29.39

              VARIANCE TO THE COMPARABLE MEDIAN                      19.54           22.95         25.99

Sources: SNL and Offering Circular Data, FinPro Computations

Positive                            Neutral               Negative
--------                            -------               --------
Higher Loan Growth

Higher Asset Growth

Higher Deposit Growth

Therefore, an upward adjustment is warranted.

Conversion Valuation Appraisal Report                                   Page: 41

             EARNINGS QUALITY,
         PREDICTABILITY AND GROWTH

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

         -  net interest income

         -  loan loss provision

         -  non-interest income

         -  non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                   Page: 42

The Bank's net income fluctuated between the year ended December 31, 1999 and the year ended December 31, 2002. Net income increased $72 thousand, or 1.20%, between the year ended December 31, 2002 and the year ended December 31, 2003.

Net income for the nine months ended September 30, 2004 was $2.8 million below the net income for the nine months ended September 30, 2003. The decrease is primarily attributable to higher noninterest expense and provision for loan losses, compounded by lower net interest income.

                          FIGURE 31 - NET INCOME CHART

                                  [BAR GRAPH]

            $ in thousands
Dec-99      $        4,180
Dec-00      $        5,141
Dec-01      $        2,813
Dec-02      $        6,019
Dec-03      $        6,091
Sep-03      $        5,078
Sep-04      $        2,241

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 43

The Bank's ROAA and ROAE are below the Comparable Group medians. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank's ROAA and ROAE are 0.37% and 2.58%, respectively.

                         FIGURE 32 - PROFITABILITY DATA

                                                                           PROFITABILITY
                                                                   -------------------------------
                                                                     RETURN ON           RETURN ON
                                                                    AVG ASSETS          AVG EQUITY
TICKER                        SHORT NAME                                (%)                 (%)
------           ------------------------------------------        -------------        ----------
                 COMPARABLE THRIFT DATA
BCSB             BCSB Bankcorp, Inc. (MHC)                              0.10                1.51
CHEV             Cheviot Financial Corp. (MHC)                          0.44                2.16
CSBK             Clifton Savings Bancorp, Inc. (MHC)                    0.55                2.72
ALLB             Greater Delaware Valley Savings Bank (MHC)             0.63                6.76
GCBC             Greene County Bancorp Inc. (MHC)                       1.10               10.14
JXSB             Jacksonville Bancorp, Inc. (MHC)                       0.30                3.99
KFED             K-Fed Bancorp (MHC)                                    0.61                5.62
ONFC             Oneida Financial Corp. (MHC)                           0.78                6.67
PBHC             Pathfinder Bancorp, Inc. (MHC)                         0.52                7.02
WFD              Westfield Financial Inc. (MHC)                         0.78                5.12
                 Average                                                0.58                5.17
                 Median                                                 0.58                5.37
                 Maximum                                                1.10               10.14
                 Minimum                                                0.10                1.51
                 Rockville Financial, Inc.                              0.39                4.48
                 VARIANCE TO THE COMPARABLE MEDIAN                     (0.19)              (0.89)

Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 44

                        FIGURE 33 - INCOME STATEMENT DATA

                                                                                INCOME STATEMENT
                                                 -----------------------------------------------------------------------------------
                                                 YIELD ON             NET       NET     NONINTEREST  NONINTEREST
                                                 AVE EARN  COST OF  INTEREST  INTEREST    INCOME/     EXPENSE/   EFFICIENCY OVERHEAD
                                                  ASSETS    FUNDS    SPREAD    MARGIN   AVG ASSETS   AVG ASSETS    RATIO      RATIO
TICKER                SHORT NAME                   (%)       (%)      (%)       (%)         (%)          (%)        (%)        (%)
------   ------------------------------------    --------  -------  --------  --------  -----------  ----------- ---------- --------
                COMPARABLE THRIFT DATA
BCSB     BCSB Bankcorp, Inc. (MHC)                   NA       NA        NA      2.45       0.22         2.30       92.48     91.76
CHEV     Cheviot Financial Corp. (MHC)               NA       NA        NA      3.19       0.10         1.89       58.62     57.33
CSBK     Clifton Savings Bancorp, Inc. (MHC)       3.90       NA        NA      2.30       0.04         1.30       57.40     56.63
ALLB     Greater Delaware Valley Savings Bank
           (MHC)                                     NA       NA        NA      3.25       0.36         2.70       76.45     73.73
GCBC     Greene County Bancorp Inc. (MHC)            NA       NA        NA      3.97       0.96         3.12       66.27     57.66
JXSB     Jacksonville Bancorp, Inc. (MHC)            NA       NA        NA      3.12       0.79         2.95       79.74     74.20
KFED     K-Fed Bancorp (MHC)                         NA       NA        NA        NA       0.52         1.63       59.58     50.01
ONFC     Oneida Financial Corp. (MHC)              5.22     2.17      3.06      3.37       2.58         4.51       80.82     64.11
PBHC     Pathfinder Bancorp, Inc. (MHC)              NA       NA        NA      3.37       0.72         3.13       80.76     76.31
WFD      Westfield Financial Inc. (MHC)            4.54       NA        NA      3.06       0.37         2.18       67.24     63.05
         Average                                   4.55     2.17      3.06      3.12       0.67         2.57       71.94     66.48
         Median                                    4.54     2.17      3.06      3.19       0.45         2.50       71.85     63.58
         Maximum                                   5.22     2.17      3.06      3.97       2.58         4.51       92.48     91.76
         Minimum                                   3.90     2.17      3.06      2.30       0.04         1.30       57.40     50.01
         Rockville Financial, Inc.                 5.11     1.96      3.15      3.40       0.39         2.76       75.51     73.12
         VARIANCE TO THE COMPARABLE MEDIAN         0.57    (0.21)     0.09      0.21      (0.06)        0.26        3.67      9.54

Sources:  SNL and Offering Circular Data, FinPro Computations

Note: The data for yield, cost of funds and spread are not meaningful due to the lack of Comparable Data.

The Bank has a 21 basis point advantage in net margin. However, the Bank's 6 basis point disadvantage in noninterest income and 26 basis point disadvantage in noninterest expense more than offset the advantage in net margin.

The Bank's efficiency ratio of 75.51% is above the Comparable median of 71.85%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

Conversion Valuation Appraisal Report                                   Page: 45

   Positive           Neutral                     Negative
   --------           -------                     --------
Higher Margin                             Lower ROAA and ROAE

                                          Lower Pro Forma ROAE

                                          Lower Noninterest Income

                                          Higher Noninterest Expense

                                          Higher Efficiency Ratio

The Bank is less profitable than the Comparables on both a ROAA and ROAE basis. The Bank has a stronger margin but lower noninterest income and higher noninterest expense relative to the Comparable Group. Taken collectively, a moderate downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 46

         MARKET AREA

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

Conversion Valuation Appraisal Report                                   Page: 47

                          FIGURE 34 - MARKET AREA DATA

                                                          NO. BRANCHES  POP. PER BRANCH   POP. GROWTH    POP. GROWTH  POP. DENSITY
                                                            06/30/04          2004         2000-2004      2004-2009       2004
       INSTITUTION NAME              COUNTY       STATE     (ACTUAL)        (ACTUAL)         (%)             (%)      (PER SQ. MILE)
Westfield Financial Inc. (MHC)  Hampden             MA        159            2,893           1.00            1.00          744
Deposit Weighted Market Data                                                 2,893           1.00            1.00          744
Pathfinder Bancorp Inc. (MHC)   Oswego              NY         37            3,327           1.00            1.00          129
Deposit Weighted Market Data                                                 1,263           0.38            0.38           49
Oneida Financial Corp. (MHC)    Madison             NY         21            3,321           0.00            0.00          106
Oneida Financial Corp. (MHC)    Oneida              NY         78            3,007           0.00           -1.00          193
Oneida Financial Corp. (MHC)    Onondaga            NY        154            2,999           1.00            1.00          592
Deposit Weighted Market Data                                                 3,297           0.01           -0.05          118
K-Fed Bancorp (MHC)             Los Angeles         CA       1771            5,653           5.00            6.00        2,466
K-Fed Bancorp (MHC)             San Bernardino      CA        240            7,800          10.00           11.00           93
K-Fed Bancorp (MHC)             Santa Clara         CA        341            4,983           1.00            1.00        1,316
Deposit Weighted Market Data                                                 5,801           5.09            5.99        2,111
Jacksonville Bancorp (MHC)      Macoupin            IL         26            1,858          -1.00           -2.00           56
Jacksonville Bancorp (MHC)      Montgomery          IL         18            1,691          -1.00           -1.00           43
Jacksonville Bancorp (MHC)      Morgan              IL         20            1,793          -2.00           -3.00           63
Deposit Weighted Market Data                                                 1,789          -1.82           -2.73           61
Greene County Bncp Inc. (MHC)   Albany              NY        125            2,377           1.00            1.00          568
Greene County Bncp Inc. (MHC)   Greene              NY         25            1,947           1.00            1.00           75
Deposit Weighted Market Data                                                 1,967           1.00            1.00           97
Greater DE Valley Hldgs MHC     Delaware            PA        186            2,986           1.00            1.00        3,015
Deposit Weighted Market Data                                                 2,986           1.00            1.00        3,015
Gouverneur Bancorp (MHC)        Jefferson           NY         42            2,502          -6.00           -8.00           83
Gouverneur Bancorp (MHC)        Saint Lawrence      NY         41            2,695           1.00            2.00           41
Deposit Weighted Market Data                                                 2,676           0.30            1.00           45
Clifton Svngs Bncp Inc.(MHC)    Bergen              NJ        472            1,906           2.00            2.00        3,842
Clifton Svngs Bncp Inc.(MHC)    Passaic             NJ        159            3,140           2.00            2.00        2,695
Deposit Weighted Market Data                                                 2,924           2.00            2.00        2,897
Cheviot Financial (MHC)         Hamilton            OH        356            2,313          -3.00           -3.00        2,022
Cheviot Financial (MHC)         Warren              OH         67            2,785          18.00           19.00          467
Deposit Weighted Market Data                                                 2,314          -3.00           -3.00        2,022
BCSB Bankcorp Inc. (MHC)        Baltimore           MD        282            2,225          -4.00           -5.00        7,764
BCSB Bankcorp Inc. (MHC)        Baltimore (City)    MD        153            5,094           3.00            4.00        1,302
BCSB Bankcorp Inc. (MHC)        Harford             MD         79            2,963           7.00            8.00          532
BCSB Bankcorp Inc. (MHC)        Howard              MD         67            3,989           8.00            9.00        1,060
Deposit Weighted Market Data                                                 2,477          -1.46           -2.00        6,120
COMPARABLE MEDIAN                                                            2,676           0.38            1.00          744
Charter Oak Cmnty Bank Corp.    Hartford            CT        314            2,787           2.00            3.00        1,190
Charter Oak Cmnty Bank Corp.    Tolland             CT         41            3,519           6.00            7.00          352
DEPOSIT WEIGHTED MARKET DATA                                                 3,202           4.27            5.27          715

                                                     UNEMP. RATE    PER CAPITA INCOME
                                                     AUGUST 2004           2004
       INSTITUTION NAME          COUNTY                  (%)                ($)
Westfield Financial Inc. (MHC)  Hampden                 6.50            $  21,661
Deposit Weighted Market Data                            6.50            $  21,661
Pathfinder Bancorp Inc. (MHC)   Oswego                  7.00            $  18,569
Deposit Weighted Market Data                            2.66            $   7,048
Oneida Financial Corp. (MHC)    Madison                 5.00            $  21,531
Oneida Financial Corp. (MHC)    Oneida                  4.40            $  20,279
Oneida Financial Corp. (MHC)    Onondaga                4.90            $  23,512
Deposit Weighted Market Data                            4.96            $  21,480
K-Fed Bancorp (MHC)             Los Angeles             6.20            $  22,301
K-Fed Bancorp (MHC)             San Bernardino          5.30            $  18,188
K-Fed Bancorp (MHC)             Santa Clara             5.50            $  37,897
Deposit Weighted Market Data                            6.04            $  23,475
Jacksonville Bancorp (MHC)      Macoupin                5.90            $  19,222
Jacksonville Bancorp (MHC)      Montgomery              7.40            $  18,099
Jacksonville Bancorp (MHC)      Morgan                  6.00            $  20,316
Deposit Weighted Market Data                            6.12            $  20,014
Greene County Bncp Inc. (MHC)   Albany                  3.30            $  26,715
Greene County Bncp Inc. (MHC)   Greene                  4.70            $  21,491
Deposit Weighted Market Data                            4.64            $  21,729
Greater DE Valley Hldgs MHC     Delaware                5.20            $  27,945
Deposit Weighted Market Data                            5.20            $  27,945
Gouverneur Bancorp (MHC)        Jefferson               6.10            $  17,977
Gouverneur Bancorp (MHC)        Saint Lawrence          6.70            $  17,212
Deposit Weighted Market Data                            6.64            $  17,288
Clifton Svngs Bncp Inc.(MHC)    Bergen                  4.10            $  38,229
Clifton Svngs Bncp Inc.(MHC)    Passaic                 6.20            $  23,559
Deposit Weighted Market Data                            5.83            $  26,137
Cheviot Financial (MHC)         Hamilton                5.30            $  26,615
Cheviot Financial (MHC)         Warren                  4.00            $  29,340
Deposit Weighted Market Data                            5.30            $  26,615
BCSB Bankcorp Inc. (MHC)        Baltimore               4.50            $  18,336
BCSB Bankcorp Inc. (MHC)        Baltimore (City)        4.50            $  29,125
BCSB Bankcorp Inc. (MHC)        Harford                 4.10            $  27,654
BCSB Bankcorp Inc. (MHC)        Howard                  2.70            $  37,584
Deposit Weighted Market Data                            4.35            $  20,978
COMPARABLE MEDIAN                                       5.30            $  21,661
Charter Oak Cmnty Bank Corp.    Hartford                5.30            $  29,071
Charter Oak Cmnty Bank Corp.    Tolland                 3.90            $  28,626
DEPOSIT WEIGHTED MARKET DATA                            4.51            $  28,819

Sources:  SNL Securities, Claritas and US Bureau of Labor Statistics

       Positive                 Neutral              Negative
       --------                 -------              --------
Higher Population Growth                     Lower Population Density

Lower Unemployment

Higher Income

Conversion Valuation Appraisal Report                                   Page: 48

The Bank's market area has grown and is projected to continue to grow at a faster rate than the Comparable Group's markets. The Bank's markets have lower population density. Unemployment levels are lower. Per capita income levels are higher in the Bank's markets. Based upon these factors, an moderate upward adjustment is warranted for market area.

Conversion Valuation Appraisal Report                                   Page: 49

              CASH DIVIDENDS

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                            FIGURE 35 - DIVIDEND DATA

                                                               DIVIDENDS
                                                        --------------------------
                                                         CURRENT      LTM DIVIDEND
                                                        DIVIDEND         PAYOUT
                                                         YIELD           RATIO
TICKER               SHORT NAME                           (%)             (%)
------   ------------------------------------------     --------      ------------
         COMPARABLE THRIFT DATA
BCSB     BCSB Bankcorp, Inc. (MHC)                        2.90          416.67
CHEV     Cheviot Financial Corp. (MHC)                    1.64              NA
CSBK     Clifton Savings Bancorp, Inc. (MHC)              0.94              NA
ALLB     Greater Delaware Valley Savings Bank (MHC)       1.18           51.43
GCBC     Greene County Bancorp Inc. (MHC)                 2.70           55.78
JXSB     Jacksonville Bancorp, Inc. (MHC)                 1.68           75.00
KFED     K-Fed Bancorp (MHC)                              1.32              NA
ONFC     Oneida Financial Corp. (MHC)                     3.08           87.60
PBHC     Pathfinder Bancorp, Inc. (MHC)                   2.28           64.92
WFD      Westfield Financial Inc. (MHC)                   1.56           48.39
         Average                                          1.93          114.26
         Median                                           1.66           64.92
         Maximum                                          3.08          416.67
         Minimum                                          0.94           48.39
         Rockville Financial, Inc.                           -               -
         VARIANCE TO THE COMPARABLE MEDIAN               (1.66)         (64.92)

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 50

All Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 64.92%, ranging from a high of 416.67% to a low of 48.39%. The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 14.28%. The Bank will have adequate capital and profits to pay cash dividends.

The Bank has a bank holding company and the MHC will not be able to waive dividends under current Federal Reserve Board policy, unlike ten of the eleven OTS regulated holding companies in the Comparable Group. Thus, the Bank will pay out a greater proportion of earnings under its dividend policy than the Comparable Group will. The higher payout ratio limits the Bank's dividend yield and leveraging capacity.

As such, a slight downward is necessary for this factor.

Conversion Valuation Appraisal Report                                   Page: 51

           LIQUIDITY OF THE ISSUE

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 36 - MARKET CAPITALIZATION DATA

                                                                            MARKET DATA
                                                    -----------------------------------------------------------------
                                                                                              PUBLICLY     TANGIBLE
                                                    MARKET    PRICE      PRICE      PRICE     REPORTED   PUBLICLY REP
                                                    VALUE   PER SHARE     HIGH       LOW     BOOK VALUE   BOOK VALUE
TICKER               SHORT NAME                      ($)       ($)        ($)        ($)        ($)           ($)
------               ----------                      ---       ---        ---        ---        ---           ---
              COMPARABLE THRIFT DATA
BCSB    BCSB Bankcorp, Inc. (MHC)                   101.90    17.27      17.89      14.99       6.84         6.38
CHEV    Cheviot Financial Corp. (MHC)               120.90    12.19      12.37      10.75       7.77         7.77
CSBK    Clifton Savings Bancorp, Inc. (MHC)         390.80    12.80      12.90      11.17       6.61         6.61
ALLB    Greater Delaware Valley Savings Bank (MHC)  105.00    30.50      32.25      29.73      10.42        10.42
GCBC    Greene County Bancorp Inc. (MHC)             64.10    31.16      33.00      30.10      15.31        15.31
JXSB    Jacksonville Bancorp, Inc. (MHC)             35.20    17.90      19.25      15.28      10.61         9.06
KFED    K-Fed Bancorp (MHC)                         219.70    15.10      15.62      13.41       6.23         5.92
ONFC    Oneida Financial Corp. (MHC)                 92.40    12.34      12.74      10.72       6.91         5.13
PBHC    Pathfinder Bancorp, Inc. (MHC)               44.00    17.99      18.50      15.50       9.02         7.16
WFD     Westfield Financial Inc. (MHC)              255.00    25.56      25.86      22.49      12.31        12.31
        Average                                     142.90    19.28      20.04      17.41       9.20         8.61
        Median                                      103.45    17.59      18.20      15.14       8.40         7.47
        Maximum                                     390.80    31.16      33.00      30.10      15.31        15.31
        Minimum                                      35.20    12.19      12.37      10.72       6.23         5.13
        Rockville Financial, Inc.                   169.00       NA        NA          NA         NA           NA
        VARIANCE TO THE COMPARABLE MEDIAN            65.55       NA        NA          NA         NA           NA

Sources: SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $35.2 million to a high of $390.8 million with a median market capitalization of $103.5 million. The Bank expects to have $169.0 million of market capital at the midpoint on a pro forma basis. It is expected that the Bank will trade on NASDAQ along with nine of the ten Comparables.

A modest upward adjustment for this factor appears warranted, due to the higher pro forma level of market capitalization and expected liquidity, relative to the Comparables.

Conversion Valuation Appraisal Report                                   Page: 52

         RECENT REGULATORY MATTERS

Regulatory matters influence the market for thrift conversions. The Bank will operate in substantially the same regulatory environment as the Comparable Group. The only material difference is that the federally regulated Comparables have the ability to waive dividends to the MHC. This factor was addressed in the cash dividends section.

Taken collectively, no adjustment for this factor is warranted as both the Bank and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment.

Conversion Valuation Appraisal Report                                   Page: 53

5.  OTHER FACTORS

           MANAGEMENT

The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 54

            SUBSCRIPTION INTEREST

The pro forma price to fully converted book multiple of MHC conversions rose dramatically from 2001 to 2004 YTD.

          FIGURE 37 - MHC REORGANIZATIONS (SINCE 1/1/01) PRO FORMA DATA



                                                             IPO     PERCENTAGE    NET
                                                  IPO       PRICE   RETAINED BY  PROCEEDS
TICKER                SHORT NAME                  DATE       ($)       MHC (%)    ($000)
-----------------------------------------------------------------------------------------
ACFC       Atlantic Coast Federal              10/05/2004  10.0000     60.00      49,806
           Corporation (MHC)
PSBH       PSB Holdings, Inc. (MHC)            10/05/2004  10.0000     53.70      26,218
NVSL       Naugatuck Valley Financial Corp.    10/01/2004  10.0000     55.00      27,373
           (MHC)
Q4`04      Average
           Median

SIFI       SI Financial Group Inc. (MHC)       09/30/2004  10.0000     58.00      41,645
Q3`04      Average
           Median

FFFS       First Federal Financial Services,   06/29/2004  10.0000     55.00      15,372
           Inc. (MHC)
MNCK       Monadnock Community Bancorp, Inc.   06/29/2004  8.0000      55.00       2,613
           (MHC)
OFFO       Osage Federal Financial Inc. (MHC)  04/01/2004  10.0000     70.00       5,480
WAWL       Wawel Savings Bank (MHC)            04/01/2004  10.0000     60.78       7,027
Q2`04      Average
           Median

KFED       K-Fed Bancorp (MHC)                 03/31/2004  10.0000     60.91       48,472
CZWI       Citizens Community Bancorp (MHC)    03/30/2004  10.0000     67.83        7,416
CSBK       Clifton Savings Bancorp, Inc.       03/04/2004  10.0000     55.00      113,396
           (MHC)
CHEV       Cheviot Financial Corp. (MHC)       01/06/2004  10.0000     55.00       36,987
Q1`04      Average
           Median

2004 YTD   Average
           Median

FLTB       Flatbush Federal Bancorp, Inc.      10/21/2003  8.0000      53.00        6,947
           (MHC)
ASBH       ASB Holding Company (MHC)           10/03/2003  10.0000     70.00       13,640
Q4`03      Average
           Median

2003       Average
           Median

MDNB       Minden Bancorp, Inc. (MHC)          07/02/2002  10.0000     55.00        5,400
Q3`02      Average
           Median

NEBS       New England Bancshares, Inc. (MHC)  06/04/2002  10.0000     55.00        7,655
Q2`02      Average
           Median

2002       Average
           Median

WFD        Westfield Financial Inc. (MHC)      12/28/2001  10.0000     53.00       42,156
AJSB       AJS Bancorp, Inc. (MHC)             12/27/2001  10.0000     51.00        9,828
CHFN       Charter Financial Corp. (MHC)       10/17/2001  10.0000     80.00       33,386
Q4`01      Average
           Median

2001       Average
           Median

1/1/2001   Average
12/3/2004  Median
Source:    SNL Securities

                                                              PRICE TO PRO FORMA
                                             --------------------------------------------------
                                             PRO FORMA  PRO FORMA   PRO FORMA   FULLY CONVERTED
                                              EARNINGS  BOOK VALUE  TANG. BOOK    BOOK VALUE
TICKER                SHORT NAME                (X)         (%)         (%)           (%)
-----------------------------------------------------------------------------------------------
ACFC       Atlantic Coast Federal                NM         NM          NM           87.91
           Corporation (MHC)
PSBH       PSB Holdings, Inc. (MHC)              NM         NM          NM           85.16
NVSL       Naugatuck Valley Financial Corp.      NM         NM          NM           90.25
           (MHC)
Q4`04      Average                               NM         NM          NM           87.77
           Median                                NM         NM          NM           87.91

SIFI       SI Financial Group Inc. (MHC)         NM         NM          NM           90.71
Q3`04      Average                               NM         NM          NM           90.71
           Median                                NM         NM          NM           90.71

FFFS       First Federal Financial Services,     NM         NM          NM           75.90
           Inc. (MHC)
MNCK       Monadnock Community Bancorp, Inc.     NM         NM          NM           85.45
           (MHC)
OFFO       Osage Federal Financial Inc. (MHC)    NM         NM          NM           85.18
WAWL       Wawel Savings Bank (MHC)              NM         NM          NM           92.82
Q2`04      Average                               NM         NM          NM           84.84
           Median                                NM         NM          NM           85.32

KFED       K-Fed Bancorp (MHC)                   NM         NM          NM           92.00
CZWI       Citizens Community Bancorp (MHC)      NM         NM          NM           83.24
CSBK       Clifton Savings Bancorp, Inc.         NM         NM          NM           92.10
           (MHC)
CHEV       Cheviot Financial Corp. (MHC)         NM         NM          NM           83.14
Q1`04      Average                               NM         NM          NM           87.62
           Median                                NM         NM          NM           87.62

2004 YTD   Average                               NM         NM          NM           86.99
           Median                                NM         NM          NM           86.68

FLTB       Flatbush Federal Bancorp, Inc.        NM         NM          NM           77.33
           (MHC)
ASBH       ASB Holding Company (MHC)             NM         NM          NM           80.70
Q4`03      Average                               NM         NM          NM           79.02
           Median                                NM         NM          NM           79.02

2003       Average                               NM         NM          NM           79.02
           Median                                NM         NM          NM           79.02

MDNB       Minden Bancorp, Inc. (MHC)            NM         NM          NM           61.80
Q3`02      Average                               NM         NM          NM           61.80
           Median                                NM         NM          NM           61.80

NEBS       New England Bancshares, Inc. (MHC)    NM         NM          NM           65.02
Q2`02      Average                               NM         NM          NM           65.02
           Median                                NM         NM          NM           65.02

2002       Average                               NM         NM          NM           63.41
           Median                                NM         NM          NM           63.41

WFD        Westfield Financial Inc. (MHC)        NM         NM          NM           62.34
AJSB       AJS Bancorp, Inc. (MHC)               NM         NM          NM           60.13
CHFN       Charter Financial Corp. (MHC)         NM         NM          NM           47.68
Q4`01      Average                               NM         NM          NM           56.72
           Median                                NM         NM          NM           60.13

2001       Average                               NM         NM          NM           56.72
           Median                                NM         NM          NM           60.13

1/1/2001   Average                               NM         NM          NM           78.89
12/3/2004  Median                                NM         NM          NM           83.24
Source:    SNL Securities

Conversion Valuation Appraisal Report                                   Page: 55

The first day "pop" has declined in 2004. Currently, one of the MHC conversions, Monadnock, is trading below its IPO price.

               FIGURE 38 - MHC REORGANIZATIONS PRICE APPRECIATION

                                                                    PERCENT CHANGE FROM IPO
                                                        --------------------------------------------------
                                                        AFTER    AFTER      AFTER      AFTER
                                                        1 DAY   1 WEEK     1 MONTH    3 MONTHS     TO DATE
TICKER                  SHORT NAME                       (%)      (%)        (%)         (%)          (%)
----------------------------------------------------------------------------------------------------------
ACFC     Atlantic Coast Federal Corporation (MHC)       17.50     24.80      29.30        NA         49.10
PSBH     PSB Holdings, Inc. (MHC)                        5.00      6.30       4.50        NA         20.00
NVSL     Naugatuck Valley Financial Corp. (MHC)          8.00      8.10       4.20        NA         12.60
Q4`04    AVERAGE                                        10.17     13.07      12.67        NM         27.23
         MEDIAN                                          8.00      8.10       4.50        NM         20.00

SIFI     SI Financial Group Inc. (MHC)                     NA     11.00       9.40        NA         22.00
Q3`04    AVERAGE                                           NM     11.00       9.40        NM         22.00
         MEDIAN                                            NM     11.00       9.40        NM         22.00

FFFS     First Federal Financial Services, Inc. (MHC)   15.00     20.50      35.00      35.00        50.00
MNCK     Monadnock Community Bancorp, Inc. (MHC)         3.75      2.50      -3.13      -0.13        33.75
OFFO     Osage Federal Financial Inc. (MHC)             20.00     22.50       9.50      9.50         24.00
WAWL     Wawel Savings Bank (MHC)                       29.50     25.00      12.50      25.00        15.50
Q2`04    AVERAGE                                        17.06     17.63      13.47      17.34        30.81
         MEDIAN                                         17.50     21.50      11.00      17.25        28.88

KFED     K-Fed Bancorp (MHC)                            34.90     30.00      15.10      29.00        51.00
CZWI     Citizens Community Bancorp (MHC)               23.70     32.50      17.50      18.50        52.00
CSBK     Clifton Savings Bancorp, Inc. (MHC)            22.50     37.50      32.90      24.00        28.00
CHEV     Cheviot Financial Corp. (MHC)                  33.20     34.70      33.00      31.00        21.90
Q1`04    AVERAGE                                        28.58     33.68      24.63      25.63        38.23
         MEDIAN                                         28.45     33.60      25.20      26.50        39.50

2004 YTD AVERAGE                                        19.37     21.28      16.65      21.48        31.65
         MEDIAN                                         20.00     23.65      13.80      24.50        26.00

FLTB     Flatbush Federal Bancorp, Inc. (MHC)           63.75     54.38      60.63      60.00        46.88
ASBH     ASB Holding Company (MHC)                      62.00     71.00      68.50      79.50        75.00
Q4`03    AVERAGE                                        62.88     62.69      64.57      69.75        60.94
         MEDIAN                                         62.88     62.69      64.57      69.75        60.94

2003     AVERAGE                                        62.88     62.69      64.57      69.75        60.94
         MEDIAN                                         62.88     62.69      64.57      69.75        60.94

MDNB     Minden Bancorp, Inc. (MHC)                     19.50     20.00      18.50      13.00        99.00
Q3`02    AVERAGE                                        19.50     20.00      18.50      13.00        99.00
         MEDIAN                                         19.50     20.00      18.50      13.00        99.00

NEBS     New England Bancshares, Inc. (MHC)             23.00     24.00      24.00      23.00       102.50
Q2`02    AVERAGE                                        23.00     24.00      24.00      23.00       102.50
         MEDIAN                                         23.00     24.00      24.00      23.00       102.50

2002     AVERAGE                                        21.25     22.00      21.25      18.00       100.75
         MEDIAN                                         21.25     22.00      21.25      18.00       100.75

WFD      Westfield Financial Inc. (MHC)                 33.40     32.40      36.00      47.00       155.60
AJSB     AJS Bancorp, Inc. (MHC)                        32.00     29.10      32.50      40.00       147.50
CHFN     Charter Financial Corp. (MHC)                  42.50     52.50      74.10     121.00       310.00
Q4`01    AVERAGE                                        35.97     38.00      47.53      69.33       204.37
         MEDIAN                                         33.40     32.40      36.00      47.00       155.60

2001     AVERAGE                                        35.97     38.00      47.53      69.33       204.37
         MEDIAN                                         33.40     32.40      36.00      47.00       155.60

1/1/2001 AVERAGE                                        27.18     28.36      27.05      37.02        69.28
12/3/2004MEDIAN                                         23.35     25.00      24.00      29.00        49.10

Source: SNL Securities

The aftermarket performance warrants an upward adjustment as the performance continues to be solid.

Conversion Valuation Appraisal Report                                   Page: 56

      VALUATION ADJUSTMENTS

Relative to the Comparables the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                                         Valuation Adjustment
-----------------------------------------------------------------------------
Financial Condition                                      Moderate Upward

Balance Sheet Growth                                     Upward

Earnings Quality, Predictability and Growth              Moderate Downward

Market Area                                              Moderate Upward

Dividends                                                Slight Downward

Liquidity of the Issue                                   Modest Upward

Recent Regulatory Matters                                No Adjustment

Additionally, the following adjustment should be made to the Bank's market value.

Valuation Factor                                         Valuation Adjustment
-----------------------------------------------------------------------------
Management                                               No Adjustment

Subscription Interest                                    Upward

Conversion Valuation Appraisal Report                                   Page: 57

7.    VALUATION

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, three key pricing multiples were considered. The four multiples include:

      Price to core earnings ("P/E")

      Price to book value ("P/B") / Price to tangible book value ("P/TB")

      Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 9-13.

   DISCUSSION OF WEIGHT GIVEN TO
       VALUATION MULTIPLES

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all Conneticut public thrifts, all publicly traded thrifts and the recent (2001 to date) and historical MHC conversions were assessed. The multiples for the Comparable Group, all publicly traded MHC, and Conneticut MHC thrifts are shown in Exhibit 7.

      Price to Earnings - According to the Appraisal Guidelines: "When both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal". As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

Conversion Valuation Appraisal Report                                   Page: 58

      Price to Book/Price to Tangible Book - According to the Appraisal
      Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

      Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro feels that thrifts often trade on a price to tangible book basis.

      Price to Assets - According to the Appraisal Guidelines: "This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report                                   Page: 59

     FULL OFFERING VALUE IN
    RELATION TO COMPARABLES

Based upon the premiums and discounts defined in the section above, the Bank, including the charitable foundation, is pricing at the midpoint as if fully converted is estimated to be $169,000,000. Based upon a range below and above the midpoint value, the relative values are $143,650,000 at the minimum and $194,350,000 at the maximum respectively. At the super maximum of the range, the offering value would be $223,502,500.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                    FIGURE 39 - VALUE RANGE - FULL OFFERING

                               Total Shares      Price          Total
Conclusion                       Shares         Per Share       Value
---------------------------------------------------------------------------
Appraised Value - Midpoint      16,900,000      $      10    $  169,000,000

Range:

  - Minimum                     14,365,000      $      10       143,650,000
  - Maximum                     19,435,000             10       194,350,000
  - Super Maximum               22,350,250             10       223,502,500

Source: FinPro Inc. Pro forma Model

Conversion Valuation Appraisal Report                                   Page: 60

          FIGURE 40 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES

                                         Bank             Comparables           State              National
                                    -----------------------------------------------------------------------------------
                                                      Mean        Median     Mean    Median     Mean      Median
                                    Min       32.26
Price-Core Earnings Ratio P/E       Mid       37.04          44.84     38.74       NA       NA      43.87        39.16
                                    Max       40.00
                                    Smax      45.45

                                    Min       76.63%
Price-to-Book Ratio P/B             Mid       80.84%         99.91%    99.42%      NA       NA     105.55%      103.91%
                                    Max       84.18%
                                    Smax      87.34%

                                    Min       77.04%
Price-to-Tangible Book Ratio P/TB   Mid       81.23%        103.86%   104.89%      NA       NA     109.16%      106.60%
                                    Max       84.53%
                                    Smax      87.72%

                                    Min       15.15%
Price-to-Assets Ratio P/A           Mid       17.42%         23.74%    21.74%      NA       NA      27.15%       27.82%
                                    Max       19.59%
                                    Smax      21.98%

Source: FinPro Calculations

This equates to the following multiples:

FIGURE 41 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO
                                 FORMA MIDPOINT

                                                              Price Relative to
                                           ------------------------------------------------------------------
                                           Earnings     Core Earnings      Book     Tangible Book      Assets
                                           --------     -------------      ----     -------------      ------
The Bank (at midpoint) Full Conversion      37.04          35.71          80.84%        81.23%         17.99%
Comparable Group Median                     36.13          38.74          99.42%       104.89%         21.74%
(Discount) Premium                          2.50%          -7.83%        -18.69%       -22.56%        -17.23%

Source: SNL data, FinPro Calculations

As Figure 41 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a discount of 7.83% on a fully converted core earnings basis. On a price to fully converted tangible book basis, the Bank is priced at a 22.56% discount to the Comparable Group.

FIGURE 42 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO
                               FORMA SUPER MAXIMUM

                                                                          Price Relative to
                                                  ------------------------------------------------------------------
                                                  Earnings     Core Earnings     Book       Tangible Book     Assets
                                                  --------     -------------     ----       -------------     ------
The Bank (at the supermax) Full Conversion         45.45           43.48         87.11%         87.41%        22.64%
Comparable Group Median                            36.13           38.74         99.42%        104.89%        21.74%
(Discount) Premium                                 25.78%          12.22%       -12.38%        -16.67%         4.16%

Source: SNL data, FinPro Calculations

As Figure 42 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a discount of 12.22% on a fully converted core earnings basis. On a price to fully converted tangible book basis, the Bank is priced at a 16.67% discount to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 61

The Bank pricing at the midpoint for a MHC Conversion assuming an issuance of 42.75%, is $72,247,500. Based upon a range below and above the midpoint value, the relative values are $61,410,380 at the minimum and $83,084,630 at the maximum, respectively. At the super maximum of the range, the offering value would be $95,547,320.

FIGURE 43 - VALUE RANGE MHC OFFERING DATA

                                            Total          Price per        Total
Conclusion                                  Shares           Share          Value
------------------------------------------------------------------------------------
Appraised Value - $143,650,000 at 43%      6,141,038          $10        $61,410,380
Appraised Value - $169,000,000 at 43%      7,224,750          $10        $72,247,500
Appraised Value - $194,350,000 at 43%      8,308,463          $10        $83,084,630
Appraised Value - $223,502,500 at 43%      9,554,732          $10        $95,547,320

Source: FinPro Inc. Pro forma Model

FIGURE 44 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                                                 Price Relative to
                                       ----------------------------------------------------------------------
                                       Earnings      Core Earnings      Book      Tangible Book        Assets
                                       --------      -------------      ----      -------------        ------
The Bank (at midpoint) MHC              41.67           40.00          130.38%        131.41%          18.62%
Unadjusted MHC Trading Median           35.10           43.60          201.50%        224.00%          24.82%
(Discount) Premium                      18.72%          -8.26%         -35.30%        -41.33%         -24.96%

Source: SNL data, FinPro Calculations

As Figure 44 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a discount of 8.26% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 41.33% discount to the Comparable Group.

  FIGURE 45 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER
                                     MAXIMUM

                                                                    Price Relative to
                                      ----------------------------------------------------------------------
                                      Earnings      Core Earnings         Book      Tangible Book     Assets
                                      --------      -------------         ----      -------------     ------
The Bank (at the supermax) MHC         52.63            50.00            148.81%       149.93%        24.08%
Unadjusted MHC Trading Median          35.10            43.60            201.50%       224.00%        24.82%
(Discount) Premium                     49.94%           14.68%           -26.15%       -33.07%        -2.96%

Source: SNL data, FinPro Calculations

As Figure 45 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 14.68% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 33.07% discount to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 62

     COMPARISON TO RECENT
       MHC CONVERSIONS

To verify and validate that the range created on a comparable basis is appropriate, FinPro compared the pricing of this deal relative to other MHC conversions.

           FIGURE 46 - COMPARISON TO FILED AND PENDING MHC OFFERINGS

                                         Super Maximum
                                       Appraisal Price to
                                        Full Converted
                                        Tangible Book
Rockville Financial, Inc.                    87.72

APPLICATIONS FILED:
BankFinancial                                85.62
Prudential SB                                83.95
Kearny Financial                             88.70

PENDING OFFERINGS:
BV Financial                                 87.78
Home Federal, LA                             82.38
SFSB Inc.                                    82.72
Georgetown Bancorp                           88.45
Ocean Shore Holding Co.                      89.77

Source: 12/3/04 Conversion Watch

Conversion Valuation Appraisal Report                                   Page: 63

      VALUATION CONCLUSION

We believe that the discounts on an earnings and a tangible book basis are appropriate relative to the Comparable Group. This range was confirmed by our analysis of other filed and pending MHC offerings.

It is, therefore, FinPro's opinion that as of December 3, 2004, the estimated pro forma market value of the Bank in a full offering was $169,000,000 at the midpoint of a range with a minimum of $143,650,000 to a maximum of $194,350,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value in a full offering is $223,502,500.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 42.75% will equal 6,141,038 shares, 7,224,750 shares, 8,308463 shares and 9,554,732 shares at the minimum, midpoint, maximum and super maximum, respectively.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revise the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.